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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


            We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 10, 1997 which appears in the Annual Report on Form 10-K for the fiscal year ended May 31, 1997 of RPM, Inc. and of our report on the Financial Statement Schedules which appears in such Annual Report on Form 10-K . We also consent to the reference to our firm made under the heading "EXPERTS" in the Prospectus.



                                     /s/ CIULLA, SMITH & DALE, LLP
                                     -----------------------------
                                     Ciulla, Smith & Dale, LLP



Cleveland, Ohio
April 29, 1998